UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California 92008
(Address of principal executive offices, including zip code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2018, the Board of Directors (the “Board”) of GenMark Diagnostics, Inc. (the “Company”), acting upon the recommendation of the Corporate Governance and Nominating Committee of the Board (the “Governance Committee”), approved an amendment and restatement of the Company’s By-Laws (the “By-Laws”) to, among other things, amend Article I, Section 8 of the By-Laws to adopt a majority vote standard for the election of directors in uncontested director elections. The new majority vote standard is effective immediately and provides that, to be elected in an uncontested election, the votes cast for a nominee's election must exceed the votes cast against such nominee’s election. The number of votes cast with respect to a director’s election excludes abstentions with respect to that particular director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast, in which case stockholders will not be permitted to vote against a nominee.

          In addition, on July 27, 2018, the Board, acting upon the recommendation of the Governance Committee, approved an amendment and restatement of the Company’s Corporate Governance Guidelines, which, among other things, provide that a director must tender his or her resignation from the Board for consideration by the Governance Committee and the Board, if he or she fails to receive the required number of votes for re-election as set forth in the Company’s By-Laws. If an incumbent director fails to receive the required vote for re-election to the Board, the Governance Committee will act on whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. In making its recommendation, the Governance Committee will consider all factors it deems relevant, including, without limitation, the following:

•	the stated reasons why stockholders withheld votes for election from such director;

•	the length of service and qualifications of such director;

•	the director’s contributions to the Company; and

•	the availability of other qualified candidates for director.

The Board will act on the Governance Committee’s recommendation no later than 90 days following the date of the applicable stockholders’ meeting, and, in doing so, will consider the factors evaluated by the Governance Committee and such additional information and factors the Board believes to be relevant. If the Board determines that the director’s resignation is in the best interests of the Company and its stockholders, the Board will promptly accept the resignation. The Company will publicly disclose the Board’s decision within four business days in a Form 8-K filed with the Securities and Exchange Commission, providing an explanation of the process by which the decision was reached, and, if applicable, the reasons for not accepting the director’s resignation. Any director who has submitted his or her resignation will not participate in the Governance Committee’s or Board’s consideration of the appropriateness of his or her continued service, except to respond to requests for information.

The foregoing description is qualified in its entirety by reference to the Company’s By-Laws and Corporate Governance Guidelines, which are attached hereto as Exhibits 3.1 and 99.1, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(i) The following exhibits are filed with this Current Report:

Exhibit Number	Description
3.1	Amended and Restated By-Laws of GenMark Diagnostics, Inc.
99.1	GenMark Diagnostics, Inc. Corporate Governance Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	August 2, 2018	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated By-Laws of GenMark Diagnostics, Inc.
99.1	GenMark Diagnostics, Inc. Corporate Governance Guidelines